UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2010
Date of Report (Date of earliest event reported)

 New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Appleberg Road
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry into a Material Definitive Agreement

New Jersey Mining Company (OTCBB:NJMC) (“NJMC”) and Marathon Gold Corporation (MOZ-TSX) (“MGC”) jointly announced the formation of Golden Chest LLC (“GC”). GC is owned 50% by MGC through its wholly owned US subsidiary Marathon Gold USA Corp. (“MUSA”) and 50% by NJMC, with NJMC being the operator.

GC has purchased the Golden Chest Mine near Murray Idaho, a past gold producer, for US$3,750,000. GC has paid the sellers US$500,000 in cash on closing the transaction and has agreed to pay to the sellers US$500,000 each year for the next six years and a final payment of US$250,000 on the seventh anniversary. The sellers have a first mortgage on the mine as security for the future payments owing.

NJMC has contributed to GC certain mining claims it owned, all geological data and certain mining equipment. Also in consideration for its interest in GC, NJMC has terminated, for the benefit of GC, two operating leases it held on the mine. MUSA has contributed US$1,000,000 cash and has agreed to contribute i) US$500,000 by March 31, 2011, ii) US$500,000 by June 30, 2011, iii) US$1,000,000 by September 30, 2011 and vi) US$1,000,000 by November 30, 2011 for a total cash contribution of US$4 million. If MUSA does not make the US$4M payments to GC, its 50% ownership interest will be reduced proportionally. MUSA has the right to contribute an additional US$3.5 million by November 30, 2012 to take its ownership interest to 60% of GC. MUSA also has the option to accelerate any of these contributions.

After the earlier to occur of completion of the initial contribution of US$4M or a default in paying any remaining amount of the initial contribution, a joint funding program will commence. If MUSA chooses not to contribute to required funding and NJMC contributes such funding, MUSA's ownership interest will be reduced.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	Unregistered Sales of Equity Securities

MGC has also agreed to purchase from NJMC 2 million units for US$0.20 per unit, each unit comprised of one share of NJMC and one warrant to purchase an additional common share of NJMC at US$0.30 per share until January 31, 2013. No cash compensation fee or commission was paid in connection with the private placement.

The securities of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such the registration requirements in accordance with all applicable state securities laws. The securities were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act, such exemptions being available based on information obtained from the investors in the private placement

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date:	December 20, 2010

By:	/s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer